CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 20 to the Registration Statement on Form N-4 (File No. 333-133381) (the “Registration statement”) of our report dated February 15, 2022 relating to the financial statements of The Northwestern Mutual Life Insurance Company and consent to the use in the Registration Statement of our report dated April 26, 2022 relating to the financial statements of each of the divisions of NML Variable Annuity Account C indicated in our report. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

April 26, 2022